Exhibit 99.1
News Release
Copano Energy, L.L.C.

Contacts:	Carl A. Luna, SVP and CFO
Copano Energy, L.L.C.
713-621-9547

Jack Lascar / jlascar@drg-e.com
Anne Pearson/ apearson@drg-e.com
DRG&E / 713-529-6600

COPANO ENERGY RAISES $300 MILLION THROUGH
DIRECT EQUITY INVESTMENT BY FUNDS
MANAGED BY TPG CAPITAL

Capital Raise to Support Copano’s Eagle Ford Shale Expansion Strategy
and Other Growth Initiatives

Michael G. MacDougall Appointed to Board of Directors

Copano to host a conference call on Thursday, July 22 at 9:00 a.m. ET

HOUSTON, July 21, 2010 – Copano Energy, L.L.C. (NASDAQ: CPNO) today announced that it has issued $300 million of convertible preferred equity to an affiliate of TPG Capital, a leading global private investment firm.  The Series A preferred units were priced at $29.05 per unit, a 10% premium to the 30-day volume weighted average price of Copano’s common units as of July 19, 2010.  The preferred units are entitled to in-kind quarterly distributions of $0.72625 per unit for the first three years, and are generally convertible into common units on a one-for-one basis after July 21, 2013.  Copano intends to use the proceeds from the private placement to fund its Eagle Ford Shale expansion strategy and other growth initiatives in Texas and Oklahoma.

In connection with the equity issuance, Copano has expanded its Board of Directors from seven to eight members and has appointed Michael G. MacDougall, a TPG partner, as a director.  Mr. MacDougall will stand for election at Copano’s 2011 annual meeting of unitholders.

“We are pleased to enter into this strategic capital partnership with TPG, a global private investment firm with significant financial resources and a long-term investment perspective,”

said Bruce Northcutt, Copano Energy’s President and Chief Executive Officer.  “TPG shares our vision for the growth of our business. We are confident that, with TPG’s support of our Eagle Ford Shale expansion plans and other capital initiatives, this transaction will further our objective to increase the scale and stability of our cash flow.”

Mr. Northcutt added, “As we execute our growth initiatives, the structure of this investment provides us the financial flexibility to continue building our common unit distribution coverage.  We believe the transaction advances our common unitholders’ interests over the near-term and long-term by strengthening our balance sheet and liquidity with patient, long-term capital.”

Mr. MacDougall stated, “Copano is a highly successful company with a strong track record of profitable growth.  We have worked closely with the senior management team over the last year to understand the company’s attractive growth opportunities, including the expansion of Copano’s existing capacity to serve producers in the Eagle Ford Shale, and we are excited to provide a long-term source of flexible capital to accelerate development of these opportunities. We look forward to partnering with Bruce Northcutt and his talented team for many years to come.”

Key Terms of the Private Placement
▪	The preferred units were priced at $29.05 per unit, a 10% premium to the 30-day volume weighted average price of Copano’s common units as of July 19, 2010.
▪
The preferred units are entitled to quarterly distributions of $0.72625 per unit in kind for three years.  After three years, Copano will have the option to pay quarterly distributions of $0.72625 per unit in kind, cash distributions at the greater of $0.72625 per unit or the distribution per common unit with respect to such quarter, or some combination thereof as determined by Copano’s Board.  After six years, the preferred units are entitled to quarterly cash distributions at the greater of $0.72625 per unit or the distribution per common unit with respect to such quarter unless Copano and TPG agree that such distribution will be paid in kind.

▪	The preferred units will vote with the common units on all matters, subject to certain limitations.

▪
Beginning July 21, 2013, the preferred units will be convertible into common units on a one-for-one basis, except the number of preferred units that may be converted is limited by the listing rules of the NASDAQ Stock Market pending approval of Copano’s unitholders. Copano has agreed to hold a special meeting of its unitholders to consider the convertibility of all of the preferred units into common units. Unless and until the required unitholder vote is received, the preferred units that are not convertible into common units under applicable NASDAQ rules will instead be convertible into new Class B non-voting common units of Copano, each of which is entitled to receive 110% of the quarterly distribution paid per common unit.

▪
The full terms and conditions of the definitive agreements related to the private placement will be filed with the Securities and Exchange Commission (“SEC”) and available on the SEC’s website at www.sec.gov.

BofA Merrill Lynch acted as exclusive placement agent to Copano in connection with the transaction. Morgan Stanley acted as exclusive financial advisor to Copano.

Conference Call Information
Copano will host a conference call to discuss this announcement on Thursday, July 22, 2010 at 9:00 a.m. Eastern Time (8:00 a.m. Central Time).  To participate in the call, dial (480) 629-9820 and ask for the Copano call 10 minutes prior to the start time, or access it live over the internet at www.copanoenergy.com on the “Investor Overview” page of the “Investor Relations” section of Copano’s website.

A replay of the audio webcast will be available shortly after the call on Copano’s website.  A telephonic replay will be available through July 29, 2010 by calling (303) 590-3030 and using the pass code 4333071#.

About Michael G. MacDougall
Mr. MacDougall is a partner of TPG Capital.  Mr. MacDougall leads the firm’s global energy and natural resources investing efforts. Prior to joining TPG Capital in 2002, Mr. MacDougall was a vice president in the Principal Investment Area of the Merchant Banking Division of

Goldman, Sachs & Co., where he focused on private equity and mezzanine investments. He is a director of Energy Future Holdings Corp. (formerly TXU Corp.), Graphic Packaging Holding Company, Kraton Performance Polymers, Inc., and a director of the general partner of Valerus Compression Services, L.P. He also serves as the Chairman of the Board of The Opportunity Network and is a member of the board of directors of the Dwight School Foundation and Iselsboro Affordable Property. Mr. MacDougall received his B.B.A., with highest honors, from the University of Texas at Austin and received his M.B.A., with distinction, from Harvard Business School.

About Copano
Houston-based Copano Energy, L.L.C. (NASDAQ: CPNO) is a midstream natural gas company with operations in Oklahoma, Texas, Wyoming and Louisiana.  Its assets include approximately 6,400 miles of active natural gas gathering and transmission pipelines, 250 miles of NGL pipelines and eight natural gas processing plants, with over one Bcf per day of combined processing capacity. For more information please visit www.copanoenergy.com.

About TPG Capital
TPG Capital is the global buyout group of TPG, a leading private investment firm founded in 1992, with approximately $48 billion of assets under management and offices in San Francisco, Beijing, Fort Worth, Hong Kong, London, Luxembourg, Melbourne, Moscow, Mumbai, New York, Paris, Shanghai, Singapore and Tokyo. TPG Capital has extensive experience with global public and private investments executed through leveraged buyouts, recapitalizations, spinouts, growth investments, joint ventures and restructurings.  Prior investments by the firm in the energy sector include Belden & Blake Corporation, Denbury Resources, Energy Future Holdings (formerly TXU Corp.), Texas Genco Holdings, and Valerus Compression Services, L.P. Other notable TPG investments include Alltel, Beringer Wine Estates, Burger King, Continental Airlines, Harrah’s Entertainment, IMS Health, J. Crew, Kraton Performance Polymers, Neiman Marcus, and Sabre Holdings.

Neither the Series A convertible preferred units nor the common units into which they are convertible have been registered under the Securities Act of 1933, as amended, and they may not be offered or sold in the United States absent a registration statement or exemption from registration. This notice is issued pursuant to Rule 135c under the Securities Act of 1933 and shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

This press release includes “forward-looking statements,” as defined by the Securities and Exchange Commission. Statements that address activities, or events that Copano believes will or may occur in the future are forward-looking statements. Such statements include those relating to the intended use of proceeds of the private placement and whether the private placement will provide increased financial flexibility and long-term liquidity to Copano. These statements are based on management’s experience and perception of historical trends, current conditions, expected future developments and other factors management believes are reasonable. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following risks and uncertainties, many of which are beyond Copano’s control:  The volatility of prices and market demand for natural gas and natural gas liquids; Copano’s ability to continue to obtain new sources of natural gas supply and retain its key customers; the impact on volumes and resulting cash flow of technological, economic and other uncertainties inherent in estimating future production and producers’ ability to drill and successfully complete and attach new natural gas supplies and the availability of downstream transportation systems and other facilities for natural gas and NGLs; higher construction costs or project delays due to inflation, limited availability of required resources, or the effects of environmental, legal or other uncertainties; general economic conditions; the effects of government regulations and policies; and other financial, operational and legal risks and uncertainties detailed from time to time in Copano’s filings with the Securities and Exchange Commission.